Exhibit 99.1

Castle Biosciences Announces Preliminary Fourth Quarter and Full-Year 2020 Results

Delivered 18,185 gene expression profile test reports in 2020

Year-end 2020 cash and cash equivalents were approximately $410 million

Final, expanded LCD for CMS coverage for DecisionDx-Melanoma test became effective on Dec. 6, 2020

Launched two new skin cancer tests in 2H2020, increasing estimated in-market U.S. TAM to $2 billion

FRIENDSWOOD, Texas- Jan. 13, 2021--Castle Biosciences, Inc. (Nasdaq: CSTL), a skin cancer diagnostics company providing personalized genomic information to improve cancer treatment decisions, today announced certain unaudited preliminary performance results for the fourth quarter and full-year 2020.

“At Castle, we are committed to providing innovative, clinically actionable dermatologic tests to improve patient outcomes,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “In 2020, despite the challenges presented to us all by the global pandemic, our team remained focused on this commitment and performed exceptionally.

“We delivered year-over-year volume growth in 2020 in DecisionDx®-Melanoma reports, our current lead revenue driver, despite a significant reduction in melanoma diagnoses that we believe was due to COVID-19. We also expanded our skin cancer suite of products, adding two new proprietary gene expression profile tests and increasing the estimated U.S. total addressable market (TAM) of our commercially available tests to $2 billion. We expanded our body of evidence in 2020, with 11 supportive peer-reviewed articles published for our four proprietary gene expression profile tests during the year. Evidence development remains a key component of our growth strategy, supporting adoption of our tests by clinicians and reimbursement by commercial payers.

“Even in the face of COVID-19, we more than doubled our employee headcount since the beginning of 2020 through December. Additionally, we completed two equity financings, further strengthening our balance sheet, as we look to accelerate future growth through expanded commercial support for our currently marketed tests, including further commercial team expansion in the first half of 2021, and through our pipeline development.”

Fourth Quarter Ended December 31, 2020, Highlights
•Delivered 5,157 total gene expression profile test reports for all four marketed tests combined in the fourth quarter of 2020:
◦DecisionDx-Melanoma test reports delivered in the quarter were 4,246.
◦DecisionDx®-SCC test reports delivered in the quarter were 428.
◦DecisionDx® DiffDx™-Melanoma test orders received and reports delivered from Nov. 2 through Dec. 31, 2020, were 92 and 73, respectively.
◦DecisionDx®-UM test reports delivered in the quarter were 410.
•Medicare Administrative Contractor (MAC), Palmetto GBA MolDx, issued a final expanded local coverage determination (LCD) and an accompanying billing and coding article for the Company's DecisionDx-Melanoma test. Noridian, the MAC that oversees Castle’s laboratory in

Arizona, issued an identical LCD and billing and coding article, which became effective Dec. 6, 2020. Since the effective date of Dec. 6, 2020, more than 90% of Medicare beneficiaries whose clinicians order DecisionDx-Melanoma as part of their melanoma management plan were covered under the expanded LCD. Additionally, final 2021 Medicare rates for both DecisionDx-Melanoma and DecisionDx-UM were published on Dec. 28, 2020, on the Centers for Medicare & Medicaid Services (CMS) website.
•The Company launched its DecisionDx DiffDx-Melanoma test on Nov. 2, 2020. DecisionDx DiffDx-Melanoma is designed to aid dermatopathologists and dermatologists in characterizing difficult-to-diagnose melanocytic lesions.
•On Dec. 18, 2020, Castle completed its underwritten public offering of 4.6 million shares of its common stock at a public offering price of $58.00 per share. The gross proceeds to Castle from the offering before deducting the underwriting discounts and commissions and other offering expenses payable by Castle, were $266.8 million.

Year- Ended December 31, 2020, Highlights
•Total gene expression profile test reports delivered in 2020 were 18,185:
◦DecisionDx-Melanoma test reports delivered in 2020 were 16,232. While third-party data for December is still finalizing, data through November suggests that diagnoses of melanoma were down 19% in 2020 over the prior year.
◦DecisionDx-SCC test orders received and reports delivered in 2020 (Aug. 31, 2020 – Dec. 31, 2020) were 562 and 485, respectively.
◦DecisionDx DiffDx-Melanoma test orders received and reports delivered in 2020 (Nov. 2, 2020 - Dec. 31, 2020) were 92 and 73, respectively.
◦DecisionDx-UM test reports delivered in 2020 were 1,395.
•The Company launched its DecisionDx-SCC test on Aug. 31, 2020. DecisionDx-SCC is a 40-gene expression profile test that uses an individual patient’s tumor biology to predict individual risk of squamous cell carcinoma metastasis for patients with one or more risk factors. The test result, in which patients are stratified into a Class 1, 2A or 2B risk category, is designed to predict individual metastatic risk to inform risk-appropriate management.
•11 peer-reviewed articles to support physician adoption and commercial payer reimbursement of Castle’s currently marketed tests were published in 2020.
•Palmetto GBA MolDx, Noridian and associated Medicare Administrative Contractors (MAC) reviewed the DecisionDx-Melanoma data package as part of a reconsideration request in mid-2019 to review an expansion of coverage criteria for DecisionDx-Melanoma. LCD drafts were finalized in the second half of 2019 and effective in the fourth quarter of 2020. The Company believes that this data package demonstrating medical necessity also positively impacted reviews by commercial payers in that 288 insurance companies reviewed and approved claims for DecisionDx-Melanoma in 2020. Additionally, several regional health plans and a Blue Shield licensee have independently reviewed DecisionDx-Melanoma and have either issued or retired medical policies to support the medical necessity of DecisionDx-Melanoma.
•Year-end 2020 cash and cash equivalents were approximately $410 million.
Castle Biosciences has not completed the preparation of its financial statements for the fourth quarter or full-year 2020. The preliminary, unaudited performance results presented in this press release for the quarter and year-ended December 31, 2020, are based on management’s initial review of the information presented and are subject to adjustment based on the completion of the Company’s end-of-period reporting processes and related activities, including the audit by our independent registered public accounting firm of the Company’s financial statements, as such, any financial information contained herein may differ materially from the information reflected in our financial statements as of and for the year-ended December 31, 2020. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year-ended December 31, 2020. Accordingly, undue reliance should not be placed on this preliminary information.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a commercial-stage dermatologic cancer company focused on providing physicians and their patients with personalized, clinically actionable genomic information to make more accurate treatment decisions. The Company currently offers tests for patients with cutaneous melanoma (DecisionDx®-Melanoma, DecisionDx®-CMSeq), cutaneous squamous cell carcinoma (DecisionDx®-SCC), suspicious pigmented lesions (DecisionDx® DiffDx™-Melanoma) and uveal melanoma (DecisionDx®-UM, DecisionDx®-PRAME and DecisionDx®-UMSeq). For more information about Castle’s gene expression profile tests, visit www.CastleTestInfo.com. Castle also has active research and development programs for tests in other dermatologic diseases with high clinical need. Castle Biosciences is based in Friendswood, Texas (Houston), and has laboratory operations in Phoenix, Arizona. For more information, visit www.CastleBiosciences.com.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, DecisionDx DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq and are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business, statements concerning preliminary measures of our financial performance, the estimated total addressable market attributable to our products, our plans for commercial expansion, the impact of our tests, including DecisionDx-Melanoma, DecisionDx-SCC and DecisionDx DiffDx-Melanoma, on patient treatment plans,, our prospects and plans and the objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business, the timing and amount of revenue we are able to recognize in a given fiscal period, unexpected delays in planned launch of our pipeline products, the level and availability of reimbursement for our products, our ability to manage our anticipated growth and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

The COVID-19 situation continues to evolve and brings along with it a high level of uncertainty surrounding potential future impacts. Therefore, trends in test report volumes and order data are not necessarily indicative of the Company’s results of operations that can be expected for future interim periods or for the year ended December 31, 2020.

Investor and Media Contact:
Camilla Zuckero
+1 832-835-5158
czuckero@castlebiosciences.com